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                                                                   EXHIBIT 10.20

                      FIFTH AMENDMENT TO THE SECOND AMENDED
                             AND RESTATED CONTINGENT
                MULTICURRENCY NOTE PURCHASE COMMITMENT AGREEMENT

         THIS AMENDMENT (this "Amendment"), dated as of August 15, 2000, is made to the Second Amended and Restated Contingent Multicurrency Note Purchase Commitment Agreement, dated as of January 15, 1998 (as heretofore or hereafter amended, modified or supplemented from time to time, the "Agreement"), between STORAGE TECHNOLOGY CORPORATION ("Borrower") and BANK OF AMERICA, N.A. (formerly Bank of America National Trust and Savings Association) ("BofA"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms by the Agreement.

         WHEREAS, Borrower and BofA desire to amend and supplement the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                             AMENDMENTS TO AGREEMENT

         Section 1.1 Amendment to Definition of "Scheduled Termination Date".
Section 1.08(a) of the Agreement is hereby amended to change the Scheduled Termination Date set forth therein to January 15, 2002.

         Section 1.2 Amendment to Section 6.01(h)(ii)(A)(II). Section 6.01(h)(ii)(A)(II) of the Agreement is hereby amended and restated to read in its entirety as follows:

                  "(II) as of the last day of the immediately preceding Fiscal Quarter, for which a Compliance Certificate has been delivered pursuant to Section 6.01(g)(vii), the sum of the Available Cash Amount and the Available Revolver Amount, in each case, as shown in such Compliance Certificate, is greater than $200,000,000, or."

         Section 1.3 Amendment to Section 6.01(h)(ii)(B). Section 6.01(h)(ii)(B) of the Agreement is hereby amended and restated to read in its entirety as follows:

                  "(B) "Available Cash Amount" means, with respect to the last day of any Fiscal Quarter, the U.S. Dollar equivalent (determined in accordance with



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         GAAP) of all unrestricted cash and unrestricted Cash Equivalent
         Investments owned by the Borrower and its Subsidiaries, all as set forth in the Compliance Certificate as of such last day which was delivered pursuant to Section 6.01(g)(vii). It is understood and agreed that, with respect to this Section 6.01(h)(ii)(B), the "Available Cash Amount" shall include, without duplication (i) any unrestricted cash which is received by the Borrower in respect of the Purchase Price for any outstanding Note (provided, however, that under no circumstances shall the "Available Cash Amount" include any cash or Cash Equivalent Investments deposited into the Cash Collateral Account), and (ii) any cash or Cash Equivalent Investments for which the only restriction on such cash or Cash Equivalent Investments is that they are subject to a lien of the Collateral Agent and the other Secured Parties as proceeds of the Collateral (as used in clause (II) of this Section 6.01(h)(ii)(B), "Collateral Agent," "Secured Parties" and "Collateral" each have the meanings assigned to such terms in the Bank Credit Agreement and the Bank Revolver)."

         Section 1.4 Amendment to Schedule II. Schedule II to the Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A attached hereto.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representations and Warranties. Borrower hereby represents and warrants to BofA that:

                  (a) Representations and Warranties. The representations and warranties of Borrower contained in the Agreement are true and correct on and as of the date of this Amendment as though made on and as of such date, and

                  (b) No Termination Event. Both before and after giving effect to this Amendment, no event shall exist that constitutes a Termination Event or an Unmatured Termination Event.


                                   ARTICLE III
                                  MISCELLANEOUS

         Section 3.1 Agreement Document Pursuant to Agreement. This Amendment is an Agreement Document executed pursuant to the Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Agreement.



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         Section 3.2 Successors, Transferees and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees and assigns.

         Section 3.3 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall be taken together as one agreement.

         Section 3.4 Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

         Section 3.5 Reaffirmation of Agreement. As amended and supplemented by this Amendment, the Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed in all respects. From and after the date hereof, all references to the Agreement in any agreement, instrument or document shall be references to the Agreement as amended and supplemented hereby.

         Section 3.6 Headings. The various captions in this Amendment are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Amendment.

         Section 3.7 Complete Agreement. The Agreement (including this Amendment and the Exhibits and Schedules to the Agreement and this Amendment) and the other Agreement Documents contain the entire understanding of the parties with respect to the transactions contemplated hereby and thereby and supersedes all prior arrangements or understandings with respect thereto.

         Section 3.8 Severability. Whenever possible, each provision of this Amendment will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment, except to the extent that such prohibition or invalidity would constitute a material change in the terms of this Amendment taken as a whole.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                       STORAGE TECHNOLOGY CORPORATION


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       BANK OF AMERICA, N.A.
                                       (formerly Bank of America National
                                       Trust and Savings Association)



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: